UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2022, Inpixon (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 253,112 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 3,846,153 shares of Common Stock (the “Purchase Warrants”) at a combined offering price of $5.85 per share. The Purchase Warrants have an exercise price of $5.85 per share. Each Purchase Warrant is exercisable for one share of Common Stock and will be immediately exercisable and will expire five years from the issuance date.

The Company also offered and sold to the Purchaser pre-funded warrants to purchase up to 2,310,990 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares and the Purchase Warrants, the “Securities”), in lieu of shares of Common Stock at the Purchaser’s election. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant is $5.849, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise (i) any portion of such holder’s Purchase Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise or (ii) any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, except that, in each case, the holder may, upon notice to the Company, decrease or increase such limitation of ownership of outstanding stock up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants and Pre-Funded Warrants, as applicable, provided that any increase in such limitation shall not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Company agreed, from the date of the Purchase Agreement until thirty (30) days following the closing of the Offering (such period, the “Standstill Period”), not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into Common Stock or (ii) file any registration statement or any amendment or supplement thereto, other than (a) the prospectus supplement for the Offering, (b) a registration statement on Form S-8 (or an equivalent form) or (c) a registration statement filed by CXApp Holding Corp., a wholly-owned subsidiary of the Company (“CXApp”), for the transactions contemplated by the Agreement and Plan of Merger, dated as of September 25, 2022, by and among the Company, CXApp, KINS Technology Group Inc. and KINS Merger Sub Inc., which agreement was disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2022. Pursuant to the Purchase Agreement, the Company also agreed not to enter into any Variable Rate Transactions (as defined in the Purchase Agreement) during the Standstill Period.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about October 20, 2022. The Company is expected to receive gross proceeds of approximately $15 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

On October 18, 2022, in connection with the Offering, the Company and Maxim Group LLC (the “Placement Agent”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) whereby the Placement Agent agreed to act as the Company’s exclusive placement agent on a reasonable best efforts basis in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay to the Placement Agent a cash fee of 5% of the aggregate gross proceeds raised in the Offering, plus the reimbursement of up to $50,000 for certain expenses and legal fees incurred by the Placement Agent. The Placement Agency Agreement contains customary representations and warranties and agreements of the Company and the Placement Agent and customary indemnification rights and obligations of the parties.

The foregoing description of the Purchase Agreement, the Placement Agency Agreement, the form of Purchase Warrants and the form of Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the documents filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, all of which are incorporated herein by reference.

The Securities in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-256827), as amended, which was initially filed with the SEC on June 4, 2021 and declared effective on June 17, 2021 (the “Registration Statement”), and a base prospectus dated as of June 17, 2021 included in the Registration Statement and the related prospectus supplement for the Offering filed with the SEC. A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

On October 18, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act, or the Exchange Act.

Item 8.01 Other Events.

Between October 1, 2022 and October 3, 2022, the Company received cash redemption notices from the holders of shares of its Series 8 Convertible Preferred Stock issued on March 24, 2022. Such redemption notices covered a total of 45,755.72 shares of Series 8 Convertible Preferred Stock for aggregate cash required to be paid of approximately $45.76 million. In addition, in accordance with the related purchase agreement, upon redemption of the Series 8 Convertible Preferred Stock, each holder forfeited 50% of the related warrants that were issued in connection with the issuance of Series 8 Convertible Preferred Stock.

As of October 17, 2022 (i) 45,755.72 shares of Series 8 Convertible Preferred Stock were redeemed and 646,679 related warrants were forfeited and (ii) 7,442 shares of Series 8 Convertible Preferred Stock (convertible into 210,361 shares of Common Stock) remained outstanding.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that the Company will satisfy those conditions. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Purchase Warrants
4.2	Form of Pre-Funded Warrants
5.1	Opinion of Mitchell Silberberg & Knupp LLP
10.1*	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated as of October 18, 2022
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release issued by Inpixon on October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: October 20, 2022	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

3